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                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                  -----------------


                                       FORM 8-K
                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  December 11, 1998
                                                 -------------------------------

                           PEC Israel Economic Corporation
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                  (Exact Name of Registrant as Specified in Charter)


           Maine                    1-8707                   13-1143528
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(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)           File Number)            Identification No.)


   511 Fifth Avenue, New York, New York                        10017
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(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code (212) 687-2400
                                                   -----------------------------


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            (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   OTHER EVENTS AND

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION       AND
          EXHIBITS.

          On December 11, 1998, PEC Israel Economic Corporation (the "Company") issued the press release, which is exhibit 1 hereto, reporting that the Special Committee of the Company's Board of Directors and the Company's Board of Directors recommended acceptance by the Company's shareholders of a revised offer from IDB Development Corporation Ltd. ("IDBD"), the owner of approximately 81.35% of the outstanding shares of the Company, to acquire all of the outstanding shares of common stock of the Company not owned by IDBD (the "Public Shares") for a cash price of $30.00.

          On December 14, 1998, the Company issued the press release, which is exhibit 2 hereto, reporting that on December 11, 1998 two shareholders of the Company filed a purported class action against the Company and its directors alleging that IDBD's revised offer to purchase the Public Shares for a cash price of $30.00 per share is unfair.

          On December 15, 1998, the Company issued the press release, which is exhibit 3 hereto, reporting that the Company had signed a definitive merger agreement for the acquisition by IDBD of the Public Shares for a cash price of $30.00 per share.









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                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PEC ISRAEL ECONOMIC CORPORATION
                              -------------------------------
                              (Registrant)


                              By:/s/ JAMES I. EDELSON
                                 ----------------------------
Date: December 21, 1998          James I. Edelson,
                                 Executive Vice President














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